Exhibit 99

LifePoint Hospitals Completes Sale of Bartow Memorial Hospital to Health Management Associates, Inc.

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--April 1, 2005--LifePoint Hospitals, Inc. ("LifePoint Hospitals") (NASDAQ: LPNT) announced today the sale of its 56-bed Bartow Memorial Hospital, located in Bartow, Florida, to Health Management Associates, Inc. (HMA) (NYSE: HMA). Terms of the transaction were not disclosed.
     In commenting on the announcement, Kenneth C. Donahey, president and chief executive officer of LifePoint Hospitals, said, "We are pleased to complete the sale of Bartow Memorial Hospital, and we are confident that the hospital, its staff, and the residents of Bartow and the surrounding communities will be well served by HMA."

     LifePoint Hospitals, Inc. currently operates 30 hospitals in non-urban communities. In most cases, the LifePoint Hospitals facility is the only hospital in its community. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 9,900 employees.

     This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine our future results are beyond our ability to control or predict with accuracy. Such forward-looking statements reflect management's current expectations and beliefs, are not guarantees of performance of LifePoint Hospitals or the combined entity following completion of the Province transaction and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (ii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by our corporate integrity agreement; (iii) our ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (iv) the availability, cost and terms of insurance coverage; (v) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vi) the ability to attract and retain qualified management and personnel; (vii) the geographic concentration of our operations; (viii) our ability to acquire hospitals on favorable terms; (ix) our ability to operate and integrate newly acquired facilities successfully; (x) the availability and terms of capital to fund our business strategy; (xi) changes in our liquidity or indebtedness; (xii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiii) volatility in the market value of our common stock; (xiv) changes in general economic conditions in the markets we serve; (xv) our reliance on information technology systems maintained by HCA Inc.; (xvi) the costs of complying with the Americans With Disabilities Act; and
(xvii) those risks and uncertainties described from time to time in our filings with the SEC, including those related to the proposed transaction between LifePoint Hospitals and Province Healthcare. Therefore, our future results may differ materially from those described in this release. We undertake no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     All references to "Company" and "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its affiliates.


     CONTACT: LifePoint Hospitals, Inc.
              Michael J. Culotta, 615-372-8512